EXHIBIT 10.8(A)

                                                              ADOPTED: 10/15/97
                                             APPROVED BY STOCKHOLDERS: 10/15/97
                                                      AMENDED BY BOARD: 2/10/00

                        PHARMACEUTICAL FORMULATIONS, INC.
                            1997 STOCK INCENTIVE PLAN


          1. PURPOSE. The purpose of this plan (the "Plan") is to provide a means whereby Pharmaceutical Formulations, Inc. (the "Company") may, through the grant to employees of and certain consultants and advisors to the Company shares of the Company's Common Stock (as defined below) as compensation ("Stock Grants"), attract and retain persons of ability (including officers and directors who are also employees) of the Company and of any Subsidiary (as defined below), as key employees, consultants and advisors and motivate such employees, consultants and advisors to exert their best efforts on behalf of the Company and any Subsidiary.

          As used herein, the term "Subsidiary" shall mean any corporation which at the time of the making of a Stock Grant qualifies as a subsidiary of the Company under the definition of "subsidiary corporation" in Section 425(f) of the Internal Revenue Code of 1986 (the "Code"), or any similar provision hereinafter enacted.

          2. NUMBER OF SHARES AVAILABLE UNDER PLAN; RECIPIENTS. Stock Grants may be made by the Company under the Plan from time to time to key employees of the Company or any Subsidiary, and to individual consultants and advisors to the Company or any Subsidiary who have provided BONA FIDE services which are not in connection with the offer or sale of securities in capital-raising transactions (such persons receiving Stock Grants being hereafter referred to as "recipients") with respect to up to and including an aggregate of 200,000 shares of Common Stock ($.08 par value) of the Company (the "Common Stock") for all recipients and 200,000 such shares shall be reserved for grant under the Plan (subject to adjustment as provided in paragraph 7). Shares, if any, which have been forfeited under any conditions imposed pursuant to the Plan may be re-granted only if the recipient received no benefits of ownership (including dividends but excluding voting rights) prior to forfeiture.

          3. ADMINISTRATION. The Plan shall be administered by a Stock Incentive Committee (the "Committee") consisting of not less than two directors of the Company appointed by the Board of Directors of the Company (the "Board"), which members shall, to the extent that such persons are available, be "non-employee directors" (as defined below). A member of the Board shall be deemed to be a non-employee director only if he or she satisfies (a) such requirements as the Securities and Exchange Commission may establish for non-employee directors administering plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Securities Exchange Act of 1934, as amended, and (b) such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under Section 162(m) (4)(C) of the Code. The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not be non-employee directors, who may administer the Plan with respect to recipients who are not considered officers or directors of the Company under Section 16 of the Exchange Act, may make grants under the Plan to such recipients and may determine all terms of such grants. If the Company does not have at least two directors who satisfy the non-employee director standard, as defined above, awards granted under the Plan may not qualify under Rule 16b-3 or be deemed to be performance-based compensation under regulations issued pursuant to Section 162(m) of the Code. The Board may at any time remove any member of the Committee with or without cause. Any vacancy occurring in the membership of the Committee shall be filled by appointment by the Board.

          The Committee may interpret the Plan, prescribe, amend, and rescind any rules and regulations necessary or appropriate for the administration of the Plan, and make such other determinations and take such other action as it deems necessary or advisable, except as such action may be otherwise expressly reserved in the Plan to the Board. Any interpretation, determination, or other action made or taken by the Committee shall be final, binding and conclusive. Any decision or determination reduced to writing and signed by all members of the Committee shall be fully as effective as if made by unanimous vote at a meeting duly called and held.

          The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent.

          No member or former member of the Committee or of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Stock Incentive Grant4 awarded under it. To the maximum extent permitted by applicable law, each member or former member of the Committee or of the Board shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees, which fees may be advanced by the Company), or liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Plan unless arising out of such member's or former member's own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the members or former members may have as directors or under the Certificate of Incorporation or By-Laws of the Company.


---------------------
4  Amended February 10, 2000 by the Board of Directors


          4. ELIGIBILITY AND AWARDS. Subject to the provisions of the Plan, the Committee shall have the power to (a) authorize the Stock Grants; (b) determine and designate from time to time those employees of or consultants or advisors to the Company or of any Subsidiary to whom Stock Grants are to be made; (c) determine the number of shares to be granted or the basis, if any, on which such number shall be calculated; (d) determine whether any grant shall be subject to any conditions, including any (i) holding period requirement, (ii) length of service ("vesting") requirement or (iii) surrender or sale ("forfeiture") requirement upon leaving the employ or retainer of the Company or a Subsidiary or under other conditions (and if any such conditions are imposed, what restrictions on transfer and requirements for legending certificates shall be required or whether any escrow of such shares shall be required during any vesting or forfeiture period). All recipients shall be given the opportunity to decline any Stock Grant awarded to them. The Committee may include among the conditions for a stock grant the requirement that the performance of the Company or a business unit of the Company (as determined by the Company's independent auditors) for a specified period of one or more years equal or exceed a target determined in advance by the Committee. Such target shall be based on one or more of the financial, operational and marketing criteria set forth in Schedule
A. The Committee shall determine whether any such target has been met not later than the 90th day of such period. In no event shall the number of shares of stock granted which are subject to performance-based vesting conditions and which are granted to any recipient in a single calendar year exceed 1% of the Common Stock of the Company outstanding on the date of approval of the Plan by the stockholders of the Company, subject to adjustment in accordance with
Section 7. To the extent that a Stock Grant is made in the form of newly issued shares of Common Stock, the recipient, as a condition to such grant, shall be required to provide consideration to the Company in the form of cash or services previously rendered in an amount equal to the par value of such shares; to the extent that a grant is made from the Company's treasury, no consideration shall be required of the recipient.

          5. FORM OF AGREEMENT. Each Stock Grant under the Plan shall be evidenced by an agreement, in form approved by the Committee, which shall include such terms and conditions as the Committee may deem appropriate.

          6. NO RIGHTS AS A STOCKHOLDER. No recipient shall have any rights as a stockholder with respect to any shares of Common Stock subject to a Stock Grant prior to the date of issuance of a certificate or certificates for such shares.

          7. ADJUSTMENTS IN EVENT OF CHANGE IN COMMON STOCK. In the event of any change in the Common Stock of the Company by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination, or exchange of shares, or rights offering to purchase Common Stock at a price substantially below fair market value, or of any similar change affecting the Common Stock, the number and kind of shares which thereafter may be issued upon the issuance of Stock Grants shall be appropriately adjusted consistent with such change in such manner as the Committee may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, recipients under the Plan.

          8. COMPLIANCE WITH OTHER LAWS AND REGULATIONS. The Plan, and the Stock Grants thereunder and the obligation of the Company to deliver shares of Common Stock pursuant to such Stock Grants, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. No Stock Grant may be made pursuant to the Plan when such Stock Grant, or the granting thereof, would result in the violation of any law or governmental order or regulation. The Plan is intended to enable the Plan to comply with the requirements of Rule 16b-3 under the Exchange Act (or any successor provision thereto), and any provision inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan. If at any time the Committee shall determine in its discretion that the listing, registration or qualification of the shares covered by the Plan upon any national securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the issuance of shares under the Plan, no shares will be delivered unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Committee. If shares are not required to be or have not been registered, the Company may require each recipient, as a condition of Recipient's acceptance, to represent that the shares are being acquired for investment only and not with a view to their sale or distribution, and make such other representations and furnish such information deemed appropriate by counsel to the Company and stock certificates evidencing unregistered shares acquired pursuant to the Plan may be subject to stop orders and shall bear any legend required by or appropriate under applicable securities laws.

          9. NO RIGHTS TO CONTINUED EMPLOYMENT. The Plan and any Stock Grant under the Plan shall not confer upon any recipient or other employee any right with respect to continuance of employment by the Company or any Subsidiary, nor shall they affect in any way the right of the Company or any Subsidiary by which a recipient is employed to terminate such person's employment at any time.

          10. WITHHOLDING. The Committee in its discretion may cause to be made as a condition precedent to the issuance of any Stock Grant appropriate arrangements for the withholding of any federal, state, local or foreign taxes.

          11. AMENDMENT, SUSPENSION AND DISCONTINUANCE. Except as hereinafter provided, the Board of Directors or the Committee may at any time withdraw or from time to time amend the Plan as it relates to, and the terms and conditions of, any Stock Grant not theretofore made, and the Board of Directors or the Committee, with the consent of the affected recipient of a Stock Grant, may at any time withdraw or from time to time amend the Plan as it relates to, and the terms and conditions of, any outstanding Stock Grant. An amendment of the Plan shall be subject to the approval of the Company's stockholders only to the extent required by applicable law, regulations or rules or as otherwise decided by the Board of Directors.

          12. EFFECTIVE DATE AND TERM. The effective date of the Plan shall be date on which it is approved by the stockholders of the Company. The Plan shall terminate on and no Stock Grant shall be made after the expiration of ten years from the effective date of the Plan.

          13. NAME. The Plan shall be known as the "Pharmaceutical Formulations, Inc. 1997 Stock Incentive Plan."



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                                   SCHEDULE A

               Financial                 Operating Cash Flow
                                         Net Income
                                         Earnings Per Share
                                         Return on Assets
                                         Return on Equity
                                         Revenue Growth
                                         Economic Value Added

               Operational               New Products

               Marketing                 Market Share
                                         Margins
                                         Customer Satisfaction